Exhibit 99.1

Corporate Headquarters
9009 Carothers Parkway, Suite C-2
Franklin, Tennessee 37067
FOR IMMEDIATE RELEASE

MedQuist Investors:		MedQuist Media:
Tony James	Tripp Sullivan	Thomas Mitchell
Chief Financial Officer	Corporate Communications, Inc.	Director of Marketing
tjames@medquist.com	tripp.sullivan@cci-ir.com	tmitchell@medquist.com
(615) 261-1509	(615) 324-7335	(615) 798-6630
MedQuist Holdings Inc. Completes Merger with M*Modal
Enabling Value-driven Clinical Information for the Healthcare Industry
Franklin, TN, August 18, 2011 — MedQuist Holdings Inc. (NASDAQ: MEDH), a leading provider of integrated clinical documentation solutions for the U.S. healthcare system, announced today that it has closed on the acquisition of M*Modal. The Company received notification of early termination of the mandatory, pre-merger waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976 on Monday, August 15.
“Completion of the merger with M*Modal is an exciting time in MedQuist’s history,” said Vern Davenport, Chairman and CEO of MedQuist Holdings. “The combination of these two companies will enable the healthcare industry to realize meaningful benefits of clinical documentation through highly differentiated information for financial and clinical decision support capabilities.”
The two companies are moving aggressively with integration plans, including organizational structure and product strategies. “We are aligning the resources between the two companies and focusing on a strategic roadmap that will provide the greatest benefit for our customers, investors, employees and the marketplace,” Davenport added. “With the best talent in the industry today, we will provide technology-enabled solutions for clinicians that are backed by world-class services for value-based healthcare delivery.”
Incremental Contribution to 2011 Financial Results
The Company has projected the acquisition of M*Modal, which was not included in the Company’s recent guidance for fiscal 2011, will be modestly accretive to Adjusted Net Income per fully diluted share in the fourth quarter of 2011 and will increase the Company’s annualized Adjusted EBITDA run-rate by approximately $20 million by year end 2012.
Transaction Information
The closing price included $48.4 million in cash and the issuance of 4.1 million shares of MedQuist Holdings common stock paid at closing. The Company will also make $28.8 million in installments paid in cash over the next three years to M*Modal. The Company funded the cash component of the purchase price from available cash. Additionally, the Company expects to incur fees and expenses, including additional restructuring and integration costs associated with this transaction, of approximately $13 million over the next 12 months. The founders and senior executives of M*Modal, Michael Finke, Detlef Koll and Juergen Fritsch will remain deeply involved in the company on a go-forward basis.

Phone: 615.798.6000	Fax: (866) 796-5127	www.medquist.com

MEDH Completes Merger with M*Modal

August 18, 2011
In connection with and on the closing date of the merger with M*Modal, the Company granted inducement awards of 195,894 restricted shares of common stock to Michael Finke, 117,536 restricted shares of common stock to Detlef Koll and 78,358 restricted shares of common stock to Juergen Fritsch.
All of these shares will vest on the third anniversary of their grant date so long as they remain in continued service to the Company. The restricted shares will become fully vested upon a change in control of the Company or their deaths, or if their service with the Company terminates without cause, due to disability or due to resignation with good reason, so long as they timely execute a release of claims. The shares were granted to Messrs. Finke, Koll and Fritsch as “inducement awards” and therefore, consistent with applicable NASDAQ rules, did not reduce the shares reserved for issuance under the Company’s stockholder approved equity plans.
On the closing date of the merger, in addition to the restricted shares granted to Messrs. Finke, Koll and Fritsch and to encourage other employees of M*Modal to join the Company, the Company granted to 89 employees of M*Modal that became employees of the Company or one of its subsidiaries up to an aggregate of 391,782 restricted shares of the Company’s common stock. For each such employee, such employee’s restricted shares will vest proportionally over a three-year period based on such employee’s continued service, subject to full acceleration upon termination without cause or resignation with good reason. The shares were granted to such employees as “inducement awards” and therefore, consistent with applicable NASDAQ rules, did not reduce the shares reserved for issuance under the Company’s stockholder approved equity plans.
About MedQuist
MedQuist is a leading provider of medical transcription services, and a leader in technology-enabled clinical documentation workflow. MedQuist’s enterprise solutions — including mobile voice capture devices, speech recognition, Web-based workflow platforms, and global network of medical editors — help healthcare facilities improve patient care, increase physician satisfaction, and lower operational costs. For more information, please visit www.medquist.com.
About M*Modal
M*Modal, a leader in advanced Speech and Natural Language Understanding technology, transforms narrative medical documentation into structured, encoded information to create meaningful, valuable clinical intelligence that can be shared, analyzed, and used to inform collaborative care. More than 800 healthcare organizations nationwide utilize M*Modal’s solutions to re-define the role of clinical narrative in improving and promoting quality of care, clinical efficiency, financial performance, and EHR adoption. For more information, please visit www.mmodal.com.
Forward-Looking Statements

Phone: 615.798.6000	Fax: (866) 796-5127	www.medquist.com

MEDH Completes Merger with M*Modal

August 18, 2011
Information provided and statements contained in this press release that are not purely historical, such as statements regarding the impact of MedQuist’s acquisition of M*Modal, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and MedQuist Holdings Inc. assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by MedQuist Holdings Inc. (including filings by MedQuist Holdings Inc. with the SEC). Although MedQuist Holdings believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, MedQuist Holdings also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.
Non-GAAP Financial Measures
We have provided Adjusted EBITDA, a non-GAAP financial measure, on a forward-looking basis in this release. We are unable to present a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP financial measures because management cannot predict, with sufficient reliability, contingencies relating to potential changes in tax valuation allowances, potential changes to customer accommodation accruals, potential restructuring impacts, contingencies related to past and future acquisitions, and changes in fair values of our derivative instruments, all of which are difficult to estimate primarily due to dependencies on future events.
Adjusted EBITDA
Adjusted EBITDA is a metric used by management to measure operating performance. Adjusted EBITDA is defined as net income (loss) attributable to MedQuist Holdings Inc., as applicable, plus net income attributable to noncontrolling interests, income taxes, interest expense, net, depreciation and amortization, cost (benefit) of legal proceedings, settlements, and accommodations, acquisition and restructuring charges, the effect of the sale of our Patient Financial Services business (discontinued operations), equity in income of affiliated company and share based compensation and other non cash awards.
We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period and company to company by backing out the following:
• potential differences caused by variations in capital structures (affecting interest expense, net), tax positions (such as the impact on periods or companies for changes in effective tax rates), the age and book depreciation of fixed assets (affecting depreciation expense);
• the impact of non-cash charges; and

Phone: 615.798.6000	Fax: (866) 796-5127	www.medquist.com

MEDH Completes Merger with M*Modal

August 18, 2011
• the impact of acquisition and integration related charges, restructuring charges, and certain unusual or nonrecurring items.
Because Adjusted EBITDA facilitates internal comparisons of operating performance on a more consistent basis, we also use Adjusted EBITDA in measuring our performance relative to that of our competitors. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our profitability or liquidity. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
• Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
• Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
• Although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
• Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
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Phone: 615.798.6000	Fax: (866) 796-5127	www.medquist.com